Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

February 22, 2024

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports Fourth Quarter and Annual 2023 Financial Results

Omaha, Nebraska – On February 22, 2024, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months and year ended December 31, 2023.

Financial Highlights

The Partnership reported the following results as of and for the three months ended December 31, 2023:

•
Net income of $0.24 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.27 per BUC
•
Total assets of $1.51 billion

The Partnership reported the following results for the year ended December 31, 2023:

•
Net income of $2.07 per BUC, basic and diluted
•
CAD of $1.93 per BUC

In December 2023, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a quarterly distribution to the Partnership's BUC holders of $0.44 per BUC. The distribution consisted of a regular quarterly cash distribution of $0.37 per BUC and a supplemental distribution payable in the form of additional BUCs equal in value to $0.07 per BUC. The supplemental distribution of additional BUCs was paid at a ratio of 0.00415 BUCs for each issued and outstanding BUC as of the record date. The distribution was paid on January 31, 2024, to BUC holders of record as of the close of trading on December 29, 2023. While the Board has not yet declared any distributions for subsequent quarters, the Board currently intends to declare an additional supplemental distribution of $0.07 per BUC payable in the form of additional BUCs during the first quarter of 2024.

During 2023, the Board of Managers of Greystone AF Manager LLC declared distributions totaling $1.69 per BUC, consisting of cash distributions of $1.48 per BUC and distributions in the form of additional BUCs of $0.21 per BUC.

Management Remarks

“Our positive results for 2023 demonstrate continued strong returns from our investments. The sale of Suites on Paseo puts us in a position to redeploy the Partnership’s investment capital into our core multifamily and joint venture equity investment strategies,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer.

“The Partnership and the Board of Managers continue to demonstrate our focus on generating attractive returns on our investments that allow us to distribute value to our unitholders,” Rogozinski added.

Recent Investment and Financing Activity

The Partnership reported the following updates for the fourth quarter of 2023:

•
Advanced funds on Mortgage Revenue Bond (“MRB”) and taxable MRB investments totaling $24.6 million.
•
Advanced funds on Governmental Issuer Loan (“GIL”) and property loan investments totaling $25.3 million.
•
Advanced funds to joint venture equity investments totaling $16.1 million, which includes funds advanced to two new joint venture equity investments, Freestone Greenville and Freestone Ladera.
•
Sold the Suites on Paseo MF Property for gross proceeds of $40.7 million and a reported gain on sale of $10.4 million.
•
Freddie Mac executed the forward purchase of one GIL investment during the quarter. The Partnership’s GIL and property loan investments totaling $53.4 million associated with construction financing of an affordable multifamily project were settled in full at par plus accrued interest.
•
Completed a new secured financing transaction (the “TEBS Residual Financing”) secured by its residual interests in three Freddie Mac Tax Exempt Bond Securitization financings (“TEBS Financings”) for gross proceeds of $61.5 million with most of the funds used to pay down existing variable-rate corporate debt with a higher interest rate and a shorter maturity.
•
Received TOB trust financing proceeds totaling $34.0 million as leverage on various investment fundings.

The Partnership reported the following updates for the year ended December 31, 2023:

•
The Partnership realized investment income and gains on sale of joint venture equity investments totaling $25.0 million, resulting in approximately $0.95 of net income and CAD per BUC after related expenses and allocation of Tier 2 income to the Partnership’s general partner.

In addition, the Partnership has issued 2,250,000 Series B Preferred Units to date in 2024. The Partnership issued 1,750,000 Series B Preferred Units, with a stated value of $17.5 million, to a financial institution in exchange for 1,750,000 previously outstanding Series A Preferred Units. The Partnership also issued 500,000 Series B Preferred Units to a new institutional investor for gross proceeds of $5.0 million. The Series B Preferred Units are non-cumulative, non-convertible, and non-voting units of limited partnership interests in the Partnership with an annual distribution rate of 5.75%, which is an attractive cost of capital for the Partnership. The earliest potential redemption date for the newly issued Series B Preferred Units is early 2030, with certain exceptions.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All affordable multifamily MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of December 31, 2023.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of recently volatile market interest rates. The Partnership received net payments under its interest rate swap portfolio of approximately $1.9 million and $6.0 million during the three months and year ended December 31, 2023, respectively.
•
Two joint venture equity investment properties have stabilized operations and two additional properties have begun leasing activities as of December 31, 2023. In addition, two properties began leasing activities in February 2024. Seven of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Thursday, February 22, 2024 at 4:30 p.m. Eastern Time to discuss the Partnership’s Fourth Quarter 2023 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=I7WQ3gSq

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts on business operations, employment, and financial conditions; current financial conditions within the banking industry, including the effects of recent failures of financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; persistent inflationary trends, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in further interest rate increases and lead to increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2023		2022		2023		2022
Revenues:
Investment income	$20,010,343		$16,550,321		$82,266,198		$61,342,533
Property revenues	1,034,638		2,069,764		4,567,506		7,855,506
Other interest income	4,078,934		3,409,750		17,756,044		11,875,538
Other income	60,702		-		310,916		-
Total revenues	25,184,617		22,029,835		104,900,664		81,073,577
Expenses:
Real estate operating (exclusive of items shown below)	573,255		1,174,488		2,663,868		4,738,160
Provision for credit losses	(466,000)		-		(2,347,000)		-
Depreciation and amortization	313,626		660,903		1,537,448		2,717,415
Interest expense	16,849,384		14,119,180		69,066,763		43,559,873
Net result from derivative transactions	7,168,413		(2,404,808)		(7,371,584)		(13,095,422)
General and administrative	4,889,014		5,452,083		20,399,489		17,447,864
Total expenses	29,327,692		19,001,846		83,948,984		55,367,890
Other Income:
Gain on sale of real estate assets	10,363,363		-		10,363,363		-
Gain on sale of investments in unconsolidated entities	-		141,253		22,725,398		39,805,285
Earnings (losses) from investments in unconsolidated entities	(17,879)		-		(17,879)		-
Income before income taxes	6,202,409		3,169,242		54,022,562		65,510,972
Income tax expense (benefit)	(1,515)		(5,632)		10,866		(51,194)
Net income	6,203,924		3,174,874		54,011,696		65,562,166
Redeemable Preferred Unit distributions and accretion	(622,590)		(715,891)		(2,868,578)		(2,866,625)
Net income available to Partners	$5,581,334		$2,458,983		$51,143,118		$62,695,541

Net income available to Partners allocated to:
General Partner	$75,252		$359,793		$3,589,447		$3,471,267
Limited Partners - BUCs	5,472,230		2,062,866		47,209,260		58,945,102
Limited Partners - Restricted units	33,852		36,324		344,411		279,172
	$5,581,334		$2,458,983		$51,143,118		$62,695,541
BUC holders' interest in net income per BUC, basic and diluted	$0.24	*	$0.09	**	$2.07	*	$2.59	**
Weighted average number of BUCs outstanding, basic	22,852,500	*	22,790,860	**	22,834,745	*	22,775,321	**
Weighted average number of BUCs outstanding, diluted	22,852,500	*	22,790,860	**	22,834,745	*	22,775,321	**

* On July 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00448 BUCs for each BUC outstanding as of June 30, 2023 (the “Second Quarter 2023 BUCs Distribution”). On October 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00418 BUCs for each BUC outstanding as of September 29, 2023 (the “Third Quarter 2023 BUCs Distribution”). On January 31, 2024, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00415 BUCs for each BUC outstanding as of December 29, 2023 (the “Fourth Quarter 2023 BUCs Distribution”, collectively with the Second Quarter 2023 BUCs Distribution and the Third Quarter BUCs Distribution the “2023 BUCs Distributions”). The amounts indicated in the Consolidated Statements of Operations have been adjusted to reflect the 2023 BUCs Distributions on a retroactive basis.

** On October 31, 2022, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.01044 BUCs for each BUC outstanding as of September 30, 2022 (the “Third Quarter 2022 BUCs Distribution”). On January 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.0105 BUCs for each BUC outstanding as of December 30, 2022 (the “Fourth Quarter 2022 BUCs Distribution”, collectively with the Third Quarter 2022 BUCs Distribution, the “2022 BUCs Distributions”). The amounts indicated in the Consolidated Statements of Operations have been adjusted to reflect the 2022 BUCs Distributions and the 2023 BUCs Distributions on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

This document refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. The Partnership believes CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit) and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months and years ended December 31, 2023 and 2022 (all per BUC amounts are presented giving effect to the 2022 BUCs Distributions and 2023 BUCs Distributions on a retroactive basis for all periods presented):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Net income	$6,203,924	$3,174,874	$54,011,696	$65,562,166
Unrealized (gains) losses on derivatives, net	9,994,292	(660,456)	3,173,398	(7,239,736)
Depreciation and amortization expense	313,626	660,903	1,537,448	2,717,415
Provision for credit losses (1)	(466,000)	-	(2,347,000)	-
Realized impairment of securities (2)	-	-	-	(5,712,230)
Realized provision for loan loss (3)	-	-	-	(593,000)
Reversal of gain on sale of real estate assets (4)	(10,363,363)	-	(10,363,363)	-
Amortization of deferred financing costs	710,271	610,606	2,461,713	2,537,186
Restricted unit compensation expense	473,127	612,059	2,013,736	1,531,622
Deferred income taxes	2,796	4,194	(362)	(45,056)
Redeemable Preferred Unit distributions and accretion	(622,590)	(715,891)	(2,868,578)	(2,866,625)
Tier 2 Income allocable to the General Partner (5)	(19,439)	(336,617)	(3,248,148)	(3,242,365)
Recovery of prior credit loss (6)	(17,156)	(17,156)	(68,812)	(57,124)
Bond premium, discount and acquisition fee amortization, net of cash received	(42,900)	(50,912)	(182,284)	768,715
(Earnings) losses from investments in unconsolidated entities	17,879	-	17,879	-
Total CAD	$6,184,467	$3,281,604	$44,137,323	$53,360,968

Weighted average number of BUCs outstanding, basic	22,852,500	22,790,860	22,834,745	22,775,321
Net income per BUC, basic	$0.24	$0.09	$2.07	$2.59
Total CAD per BUC, basic	$0.27	$0.14	$1.93	$2.34
Cash Distributions declared, per BUC	$0.368	$0.459	$1.466	$1.687
BUCs Distributions declared, per BUC (7)	$0.07	$0.20	$0.21	$0.40
(1)
The adjustment for the year ended December 31, 2023 reflects the change in allowances for credit losses under the CECL standard that was effective for the Partnership as of January 1, 2023 which requires the Partnership to update estimates of expected credit losses for our investments portfolio at each reporting date. The accounting for credit losses for the year ended December 31, 2022 was subject to previous accounting guidance that was generally applied incurred loss model rather than expected credit losses. There were no credit losses incurred using prior accounting guidance for the year ended December 31, 2022.
(2)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Provision Center 2014-1 MRB. The property securing the MRB was sold in July 2022 with cash proceeds contributed to the bankruptcy estate. The borrower and the bankruptcy court are finalizing liquidation of the estate and the settlement of all remaining, receivables, payable and expenses such that the Partnership’s share of the proceeds can be distributed. Substantially all the assets of the borrower were liquidated in the third quarter of 2022 such that the Partnership’s loss was effectively realized.
(3)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Cross Creek property loans. Such adjustments were reversed in the third quarter of 2022 upon the settlement of the outstanding balances.

(4)
The gain on sale of real estate assets from the sale of the Suites on Paseo MF Property represented a recovery of prior depreciation expense that was not reflected in the Partnership’s previously reported CAD, so the gain on sale was deducted from net income in determining CAD for 2023.
(5)
As described in Note 3 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner.

For the year ended December 31, 2023, Tier 2 income allocable to the General Partner consisted of approximately $3.8 million related to the gains on sale of Vantage at Stone Creek and Vantage at Coventry in January 2023 and approximately $813,000 related to the gain on sale of Vantage at Conroe in June 2023, offset by a $1.4 million Tier 2 loss allocable to the General Partner related to the Provision Center 2014-1 MRB realized in January 2023 upon receipt of the majority of expected bankruptcy liquidation proceeds.

For the year ended December 31, 2022, Tier 2 income allocable to the General Partner consisted of approximately $3.2 million related to the gain on sale of Vantage at Murfreesboro in March 2022.

(6)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.
(7)
The Partnership declared three separate distributions during 2023 payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record dates of June 30, September 29, and December 29, 2023.

The Partnership declared two separate distributions during 2022 payable in the form of additional BUCs equal to $0.20 per BUC for outstanding BUCs as of the record dates of September 30 and December 30, 2022.